Exhibit 99.1

Southwest Iowa Renewable Energy Announces Results of Third Quarter

Council Bluffs, Iowa ----- August 14, 2012---- On August 14, 2012, Southwest Iowa Renewable Energy, LLC (“SIRE”) announced its unaudited financial results for the third quarter of fiscal year 2012 (“Fiscal 2012”) which ended June 30, 2012.  SIRE reported a net loss of $4,153,049, or $316.09 per unit, compared to a net loss of $1,287,162, or $97.96 per unit, for the same period during the year ended September 30, 2011 (“Fiscal 2011”).  For Fiscal 2012 through June 30, 2012, SIRE reported a net income of $855,593 or $65.12 compared to a net loss of $2,357,512 or $179.43 per unit for the same period in Fiscal 2011. The cash flow provided by operations for the first three quarters of Fiscal 2012 was $12,346,881, compared to $12,427,088 for the same period in Fiscal 2011.

Adjusted EBITDA, which is defined as earnings before interest, income taxes, and depreciation and/or amortization (“EBITDA”), as adjusted for unrealized hedging losses (gains), was $787,024 for the third quarter in Fiscal 2012 and $4,577,670 for the same period in Fiscal 2011.   Adjusted EBITDA for Fiscal 2012 through June 30, 2012 was $11,720,646 and $16,477,891 for the same period in Fiscal 2011.   At June 30, 2012, SIRE had $8,237,313 million in cash and equivalents and $14,625,000 available under committed loan agreements (subject to satisfaction of specified lending conditions and covenants), as well as an additional $6,250,000 available under uncommitted loan agreements.  For reconciliations of Adjusted EBITDA to net income attributable to SIRE, see “Adjusted EBITDA” below.

Brian Cahill, SIRE’s General Manager and CEO, stated, “Our third quarter in Fiscal 2012, reflects less than favorable margins resulting from the relative prices of our primary inputs and products during the quarter.   In particular, the key factors during the quarter were increases in the price of our primary input, corn, resulting in part from the current drought conditions in the United States.  Notwithstanding these margins, with our positive cash flow we have continued to make scheduled and excess cash flow payments to our banks, resulting in further principal reduction in overall debt and reduced interest costs.  We have also continued to make modest capital investments that are resulting in incremental productivity improvements in our plant.”

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon name plate capacity ethanol plant.  SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the continental United States.   SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are made in good faith by SIRE  and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company's subsequent filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE’s business and the effects of general economic conditions on SIRE.  SIRE may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements in this press release expressly qualify all of SIRE’s forward-looking statements.   The forward-looking statements contained in this press release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  SIRE further cautions that such factors are not exhaustive or exclusive.  SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.

Summary Balance Sheets

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets

ASSETS	June 30, 2012	September 30, 2011
	(Unaudited)
Current Assets
Cash and cash equivalents	$8,237,313	$11,006,590
Restricted cash	362,382	301,361
Accounts Receivable	325,999	224,176
Accounts receivable, related party	10,110,432	17,642,245
Due from broker	2,052,381	3,428,450
Derivative financial instruments, related party	1,090,706	-
Inventory	12,348,405	11,198,147
Prepaid expenses and other	1,407,079	1,107,354
Total current assets	35,934,697	44,908,323

Property, Plant and Equipment
Land	2,064,090	2,064,090
Plant, Building and Equipment	204,431,928	203,749,761
Office and Other Equipment	750,511	742,360
Total Cost	207,246,529	206,556,211
Accumulated Depreciation	(50,852,792)	(42,293,441)
Net property and equipment	156,393,737	164,262,770

Other Assets
Financing costs, net of amortization of $2,693,184 and $2,341,400	1,509,956	1,538,733
Total Assets	$193,838,390	$210,709,826

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets

LIABILITIES AND MEMBERS' EQUITY	June 30, 2012	September 30, 2011
	(Unaudited)
Current Liabilities
Accounts payable	$1,741,970	$2,090,561
Accounts payable, related parties	5,495,449	5,239,128
Derivative financial instruments, related party	-	2,097,075
Derivative financial instruments	1,036,750	2,875,075
Accrued expenses	2,376,929	2,615,092
Accrued expenses, related parties	2,955,988	3,831,583
Current maturities of notes payable	15,090,684	21,236,780
Total current liabilities	28,697,770	39,985,294

Long Term Liabilities
Notes payable, less current maturities	116,036,306	121,400,805
Other	525,013	600,010
Total long term liabilities	116,561,319	122,000,815

Commitments and Contingencies

Members' Equity
Members' capital, 13,139 Units issued and outstanding	76,474,111	76,474,111
Accumulated (deficit)	(27,894,810)	(27,750,394)
Total members' equity	48,579,301	48,723,717
Total Liabilities and Members' Equity	$193,838,390	$210,709,826

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Statements of Operations (Unaudited)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011

Revenues	$79,820,338	$94,853,474	$264,896,990	$236,555,894
Cost of Goods Sold
Cost of goods sold-non hedging	81,065,194	87,611,198	257,677,120	214,589,874
Realized & unrealized hedging (gains)
and losses	(537,629)	5,180,771	(4,274,696)	13,792,563
	80,527,565	92,791,969	253,402,424	228,382,437

Gross Margin (Loss)	(707,227)	2,061,505	11,494,566	8,173,457

General and Administrative Expenses	1,048,264	933,741	3,377,965	3,293,090

Operating Income (Loss)	(1,755,491)	1,127,764	8,116,601	4,880,367

Other (Income) Expense
Interest Income	(5,346)	(5,853)	(16,893)	(12,862)
Interest Expense	2,408,809	2,426,329	7,341,800	7,312,267
(Gain) Loss on disposal of fixed assets	-	-	10,503	-
Miscellaneous income	(5,905)	(5,550)	(74,402)	(61,526)
Total	2,397,558	2,414,926	7,261,008	7,237,879

Net Income (Loss)	$(4,153,049)	$(1,287,162)	$855,593	$(2,357,512)

Weighted Average Units Outstanding
- Basic & Diluted	13,139	13,139	13,139	13,139
Net income (loss) per unit
- basic & diluted	$(316.09)	$(97.96)	$65.12	$(179.43)

Adjusted EBITDA

Management uses Adjusted EBITDA, a non-GAAP measure, to measure the SIRE’s financial performance and to internally manage its business.   Management believes that adjusted EBITDA provides useful information to investors as a measure of comparison with peer and other companies.   Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Adjusted EBITDA calculations may vary from company to company.  Accordingly, our computation of Adjusted EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Adjusted EBITDA (unaudited) for the periods indicated:

Three Months Ended June 30, 2012	Three Months Ended June 30, 2011

Net loss	$(4,153,049)	$(1,287,162)
Interest Expense, net	2,403,463	2,420,476
Depreciation	2,859,105	2,717,789
EBITDA	1,109,519	3,851,103
Unrealized hedging (gains) losses	(322,495)	726,567
Adjusted EBITDA	$787,024	$4,577,670
Adjusted EBITDA per unit	$59.90	$348.40

Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011

Net Income (Loss)	$855,593	$(2,357,512)
Interest Expense, net	7,324,907	7,299,405
Depreciation	8,566,253	10,809,431
EBITDA	16,746,753	15,751,324
Unrealized hedging (gains) losses	(5,026,107)	726,567
Adjusted EBITDA	$11,720,646	$16,477,891
Adjusted EBITDA per unit	$892.05	$1,254.12

Statistical Information

Three Months Ended June 30, 2012 (Unaudited)	Three Months Ended June 30, 2011 (Unaudited)

Statistical Revenue Information	Gallons / Tons Sold	% of Revenues	Gallons / Tons Average Price	Statistical Revenue Information	Gallons / Tons Sold	% of Revenues	Gallons / Tons Average Price
Denatured Ethanol	28,735,866	74%	$ 2.07	Denatured Ethanol	30,703,782	82%	$ 2.53
Dried Distiller's Grains	71,827	19%	$ 209.92	Dried Distiller's Grains	70,926	15%	$ 194.74
Corn Oil	3,580	3%	$ 773.37	Corn Oil	2,230	2%	$ 907.64
Wet Distiller's Grains	26,870	3%	$ 89.59	Wet Distiller's Grains	10,988	1%	$ 69.32
Syrup	5,329	0%	$ 65.88	Syrup	13,212	0%	$ 12.44

Nine Months Ended June 30, 2012 (Unaudited)	Nine Months Ended June 30, 2011 (Unaudited)

Statistical Revenue Information	Gallons / Tons Sold	% of Revenues	Gallons / Tons Average Price	Statistical Revenue Information	Gallons / Tons Sold	% of Revenues	Gallons / Tons Average Price
Denatured Ethanol	92,351,685	77%	$ 2.22	Denatured Ethanol	85,766,206	81%	$ 2.24
Dried Distiller's Grains	221,657	17%	$ 200.63	Dried Distiller's Grains	227,968	18%	$ 166.69
Corn Oil	9,818	3%	$ 758.12	Corn Oil	3,958	1%	$ 892.95
Wet Distiller's Grains	78,410	3%	$ 86.68	Wet Distiller's Grains	16,461	0%	$ 68.25
Syrup	23,817	0%	$ 50.21	Syrup	27,400	0%	$ 13.71

Contact:
Brett L. Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392